UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2005

CardioDynamics International Corporation

(Exact name of registrant as specified in its charter)

California	0-11868	95-3533362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Nancy Ridge Drive, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858)-535-0202

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b) New Independent Registered Public Accounting Firm

On May 12, 2005, the Audit Committee of the Board of Directors of CardioDynamics (the “Registrant”) engaged Mayer Hoffman McCann P.C. as its new independent registered public accounting firm effective immediately. As previously reported in the Registrant Current Report on Form 8-K/A filed on May 9, 2005, the Registrant dismissed its prior independent registered public accounting firm, KPMG, LLP, on April 21, 2005. The Registrant’s decision to change its independent registered public accounting firm was the result of a competitive bidding process initiated by the Company as part of its ongoing efforts to reduce expenses and improve efficiency.

Prior to the engagement of Mayer Hoffman McCann P.C., neither the Registrant nor anyone acting on behalf of the Registrant had consulted with Mayer Hoffman McCann P.C. during the Registrant’s two most recent fiscal years and through the date of this report in any matter regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither was a written report provided to the Registrant nor was oral advice provided that Mayer Hoffman McCann P.C. concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

The Registrant issued a press release on May 13, 2005 disclosing this event, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Press Release of CardioDynamics dated May 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioDynamics International Corporation

Date: May 13, 2005	/s/ Stephen P. Loomis
Stephen P. Loomis Chief Financial Officer